Exhibit 99.1

Contacts:	John Hertz	Robin Yim
	Chief Financial Officer	Investor Relations
	Novellus Systems, Inc.	Novellus Systems, Inc.
	Phone: (408) 943-9700	Phone: (408) 943-9700

FOR IMMEDIATE RELEASE

NOVELLUS SYSTEMS REPORTS FOURTH QUARTER AND YEAR END RESULTS

SAN JOSE, Calif., February 2, 2012—Novellus Systems, Inc. (NASDAQ: NVLS) today reported operating results for its fourth quarter and year ended December 31, 2011. Net sales for the fourth quarter were $282.7 million, down $24.0 million or 7.8 percent from third quarter 2011 net sales of $306.7 million, and down $101.6 million or 26.4 percent from fourth quarter 2010 net sales of $384.4 million. Net income for the fourth quarter was $38.5 million, or $0.56 per diluted share, down $12.6 million from third quarter 2011 net income of $51.1 million, or $0.73 per diluted share, and down $43.0 million from fourth quarter 2010 net income of $81.5 million, or $0.89 per diluted share.

Net sales for fiscal year 2011 were $1.35 billion, unchanged from net sales for fiscal year 2010. Net income for the year was $250.7 million or $3.20 per diluted share compared with a net income of $262.3 million or $2.79 per diluted share for fiscal year 2010.

Bookings in the fourth quarter of 2011 were $286.9 million, up $60.0 million or 26.4 percent from third quarter 2011 bookings of $226.9 million. Fourth quarter shipments of $276.5 million were down $25.1 million or 8.3 percent from $301.6 million in the third quarter of 2011. (1)

Cash, cash equivalents, and short-term investments at the end of the fourth quarter were $918.7 million, an increase of $182.1 million or 24.7 percent from the third quarter 2011 ending balance of $736.6 million. Long-term investments and non-current restricted cash and cash equivalents at the end of the fourth quarter were $166.0 million, a decrease of $20.0 million or 10.8 percent from the third quarter 2011 ending balance of $186.0 million. There were no share repurchases during the fourth quarter of 2011. Cash flows from operations during the fourth quarter of 2011 were $84.7 million, down $15.0 million or 15.0 percent from $99.7 million in the third quarter of 2011, and down $3.7 million or 4.2 percent from $88.4 million in the fourth quarter of 2010.

Richard S. Hill, Chairman and Chief Executive Officer, said “Despite the slowdown in the second half of 2011 we turned in solid performance for the year. Our intense focus on developing the right products at the right time has allowed us to continue to improve operating leverage and we believe positions us for the next wave of technology transitions in the semiconductor industry. As we previously announced, Novellus and Lam Research are combining companies, creating a semiconductor equipment company that is expected to lead the development of next-generation semiconductor manufacturing technology. We are very excited about this unique opportunity to join two outstanding organizations into one transformative company.”

How to Find Further Information

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. In connection with the proposed merger, Lam Research Corporation (“Lam Research”) has filed with the SEC a registration statement on Form S-4 (File No. 333-179267) that includes a preliminary joint proxy statement of Lam Research and Novellus Systems, Inc. (“Novellus” or “Novellus Systems”) that also constitutes a preliminary prospectus of Lam Research. Lam Research and Novellus Systems will furnish the definitive version of the joint proxy statement/prospectus and other relevant documents to their respective security holders in connection with the proposed merger of Lam Research and Novellus Systems. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, WE URGE SECURITY HOLDERS AND INVESTORS TO READ THE JOINT PROXY STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT LAM RESEARCH AND NOVELLUS SYSTEMS AND THE PROPOSED MERGER. The proposals for the merger will be made solely through the definitive version of the joint proxy statement/prospectus. In addition, a copy of the joint proxy statement/prospectus may be obtained free of charge from Lam Research Corporation, Investor Relations, 4650 Cushing Parkway, Fremont, CA 94538-6401, or from Novellus Systems, Investor Relations, 4000 North First Street, San Jose, CA 95134. Security holders will be able to obtain, free of charge, copies of the joint proxy statement/prospectus and S-4 Registration Statement and any other documents filed by Lam Research or Novellus Systems with the SEC in connection with the proposed merger at the SEC’s website at http://www.sec.gov, and at the companies’ websites at www.LamResearch.com and www.Novellus.com, respectively.

Forward-Looking Statements

This announcement contains, or may contain, “forward-looking statements” concerning Lam Research and Novellus Systems (together such companies and their subsidiaries being the “Merged Company”), which are subject to the safe harbor provisions created by the Private Securities Litigation Reform Act of 1995. Generally, the words “believe,” “anticipate,” “expect,” “may,” “should,” “could,” and other future-oriented terms identify forward-looking statements. Forward-looking statements include, but are not limited to, (i) Novellus’ belief that developing the right products at the right time positions Novellus for the next wave of technology transitions in the semiconductor industry; (ii) statements regarding the merger, including expected timing and benefit, (iii) Novellus’ expectation that the merger will create a semiconductor equipment company that leads the development of next-generation semiconductor manufacturing technology; and (iv) statements relating to the expected impact for customers and their perceptions of the merger and any assumptions underlying any of the foregoing statements.

These forward-looking statements are based upon the current beliefs and expectations of the management of Novellus Systems and involve risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. Many of these risks and uncertainties relate to factors that are beyond Novellus Systems’ ability to control or estimate precisely and include, without limitation: the ability to obtain governmental or stockholder approvals of the merger or to satisfy other conditions to the merger on the proposed terms and timeframe; the effects of litigation, or potential litigation in connection with the merger or otherwise; possibility that the merger does not close when expected or at all, or that the companies may be required to modify aspects of the merger to achieve regulatory approval; the ability to realize the expected synergies or other benefits from the transaction in the amounts or in the timeframe anticipated; the potential harm to customer, supplier, employee and other relationships caused by the announcement or closing of the merger; the ability to integrate Novellus Systems’ and Lam Research’s businesses in a timely and cost-efficient manner; uncertainties in the global economy and credit markets; unanticipated trends with respect to the cyclicality of the semiconductor industry; and rates of change in, future shipments, margins, market share, capital expenditures, revenue and operating expenses generally; volatility in quarterly results and in the stock price of the Merged Company; customer requirements and the ability to satisfy those requirements; customer capital spending and their demand for the Merged Company’s products; the ability to defend the Merged Company’s market share and to gain new market share; anticipated growth in the industry and the total market for wafer-fabrication and support equipment and the Merged Company’s growth relative to such growth; levels of research and development expenditures; the estimates made, and the accruals recorded, in order to implement critical accounting policies (including but not limited to the adequacy of prior tax payments, future tax liabilities and the adequacy of the Merged Company’s accruals relating to them); access to capital markets; the ability to manage and grow the Merged Company’s cash position; the sufficiency of the Merged Company’s financial resources to support future business activities (including but not limited to the repurchase program, operations, investments, debt service requirements and capital expenditures); inventory levels and inventory valuation adjustments; the impact of legal proceedings; unexpected shipment delays which adversely impact shipment volumes; inaccuracies related to the timing and satisfaction of remaining obligations related to vacated leases; the inability to recover the amortized cost of investments in auction-rate securities, market changes negatively affecting auction-rate securities and the government’s inability to guarantee the underlying securities; the inability to enforce the Merged Company’s patents and protect its trade secrets; and other risks and uncertainties, including those detailed in the registration statement on form S-4, and those additional risks and uncertainties detailed from time to time in Novellus Systems’ periodic reports (whether under the caption Risk Factors or Forward Looking Statements or elsewhere). Novellus Systems cannot give any assurance that such forward-looking statements will prove to have been correct. The reader is cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this announcement. Neither Novellus Systems nor any other person undertakes any obligation to update or revise publicly any of the forward-looking statements set out herein, whether as a result of new information, future events or otherwise, except to the extent legally required.

Nothing contained herein shall be deemed to be a forecast, projection or estimate of the future financial performance of Novellus Systems or the Merged Company, following the implementation of the merger or otherwise. No statement in this announcement should be interpreted to mean that the earnings per share, profits, margins or cash flows of the Merged Company for the current or future financial years would necessarily match or exceed the historical published figures.

Participants in the Solicitation

The directors and executive officers of Lam Research and Novellus Systems may be deemed to be participants in the solicitation of proxies in connection with the approval of the proposed transaction. Lam Research has filed with the SEC a registration statement on Form S-4 (File No. 333-179267) that includes the preliminary version of the joint proxy statement/prospectus. Information regarding Lam Research’s directors and executive officers and their respective interests in Lam Research by security holdings or otherwise is available in the joint proxy statement/ prospectus, its Annual Report on Form 10-K filed with the SEC on August 19, 2011 and its Proxy Statement on Schedule 14A filed with the SEC on September 19, 2011. Information regarding Novellus Systems’ directors and executive officers and their respective interests in Novellus Systems by security holdings or otherwise is available in its Annual Report on Form 10-K filed with the SEC on February 25, 2011 and its Proxy Statement on Schedule 14A filed with the SEC on April 8, 2011. Additional information regarding the interests of such potential participants is or will be included in the joint proxy statement/prospectus and registration statement, and other relevant materials to be filed with the SEC, when they become available, including in connection with the solicitation of proxies to approve the proposed transaction.

About Novellus:

Novellus Systems, Inc. (NASDAQ: NVLS) is a leading provider of advanced process equipment for the global semiconductor industry. The Company’s products deliver value to customers by providing innovative technology backed by trusted productivity. An S&P 500 company, Novellus is headquartered in San Jose, CA with subsidiary offices across the globe. For more information please visit www.novellus.com.

(1)	Bookings and shipments are non-GAAP measures; they are not in accordance with or an alternative for U.S. GAAP (generally accepted accounting principles) and may be different from similar measures used by other companies. For more information regarding non-GAAP measures, please see footnote (2).

NOVELLUS SYSTEMS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended			Year Ended
(In thousands, except per share amounts) (Unaudited)	December 31, 2011	September 24, 2011	December 31, 2010	December 31, 2011	December 31, 2010
Net sales	$282,711	$306,731	$384,357	$1,352,850	$1,349,158
Cost of sales	150,481	158,824	190,357	688,125	683,824

Gross profit	132,230	147,907	194,000	664,725	665,334

%	46.8%	48.2%	50.5%	49.1%	49.3%
Selling, general and administrative	36,556	44,364	54,974	177,638	189,483
Research and development	44,162	47,827	49,992	185,980	174,740
Restructuring charges (benefits), net	472	(1,258)	716	(464)	1,373

Total operating expenses	81,190	90,933	105,682	363,154	365,596

%	28.7%	29.6%	27.5%	26.8%	27.1%
Income from operations	51,040	56,974	88,318	301,571	299,738
%	18.1%	18.6%	23.0%	22.3%	22.2%
Interest income	1,414	1,340	1,528	5,735	7,153
Interest expense	(6,218)	(5,979)	(488)	(15,876)	(1,525)
Other income (expense)	524	2,785	290	1 ,719	(708)

Income before income taxes	46,760	55,120	89,648	293,149	304,658
Provision for income taxes	8,254	4,038	8,145	42,470	42,326

Net income	$38,506	$51,082	$81,503	$250,679	$262,332

Net income per share:
Basic	$0.57	$0.74	$0.91	$3.29	$2.83

Diluted	$0.56	$0.73	$0.89	$3.20	$2.79

Shares used in basic per share calculation	66,973	68,883	89,576	76,161	92,690

Shares used in diluted per share calculation	69,032	70,379	91,934	78,279	94,084

NOVELLUS SYSTEMS, INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (2)

	Three Months Ended			Year Ended
(In thousands, except per share amounts) (Unaudited)	December 31, 2011	September 24, 2011	December 31, 2010	December 31, 2011	December 31, 2010
Gross profit—GAAP	$132,230	$147,907	$194,000	$664,725	$665,334
% of sales	46.8%	48.2%	50.5%	49.1%	49.3%
Adjustment for:
Consolidation of IAG manufacturing in Germany	—	—	1,403	—	3,877
Reductions in workforce	—	—	—	—	126
Consolidation of semiconductor manufacturing in Oregon	—	—	—	—	485
Accelerated stock vesting retirement plan adoption	—	—	809	—	809

Gross profit excluding certain charges and benefits	$132,230	$147,907	$196,212	$664,725	$670,631

% of sales	46.8%	48.2%	51.0%	49.1%	49.7%
Operating expenses—GAAP	$81,190	$90,933	$105,682	$363,154	$365,596
% of sales	28.7%	29.6%	27.5%	26.8%	27.1%
Adjustment for:
IAG building sale	6,662	—	—	6,662	—
Merger related costs	(3,736)	—	—	(3,736)	—
Supplier settlement	—	2,350	—	2,350	—
Consolidation of IAG manufacturing in Germany	—	—	(968)	—	(3,355)
Reductions in workforce	—	(1,962)	—	(1,962)	(385)
Consolidation of semiconductor manufacturing in Oregon	—	—	—	—	(390)
Accelerated stock vesting retirement plan adoption	—	—	(9,043)	—	(9,043)
Restructuring charges	(472)	1,258	(716)	464	(1,373)
Benefit from (cost of) Linear trial	5,569	—	—	5,569	(4,428)

Operating expenses excluding certain charges and benefits	$89,213	$92,579	$94,955	$372,501	$346,622

% of sales	31.6%	30.2%	24.7%	27.5%	25.7%
Operating income—GAAP	$51,040	$56,974	$88,318	$301,571	$299,738
% of sales	18.1%	18.6%	23.0%	22.3%	22.2%
Adjustment for:
IAG building sale	(6,662)	—	—	(6,662)	—
Merger related costs	3,736	—	—	3,736	—
Supplier settlement	—	(2,350)	—	(2,350)	—
Consolidation of IAG manufacturing in Germany	—	—	2,371	—	7,232
Reductions in workforce	—	1,962	—	1,962	511
Consolidation of semiconductor manufacturing in Oregon	—	—	—	—	875
Accelerated stock vesting retirement plan adoption	—	—	9,852	—	9,852
Restructuring charges	472	(1,258)	716	(464)	1,373
Cost of (benefit from) Linear trial	(5,569)	—	—	(5,569)	4,428

Operating income excluding certain charges and benefits	$43,017	$55,328	$101,257	$292,224	$324,009

% of sales	15.2%	18.0%	26.3%	21.6%	24.0%
Income before income taxes—GAAP	$46,760	$55,120	$89,648	$293,149	$304,658
Adjustment for:
IAG building sale	(6,662)	—	—	(6,662)	—
Merger related costs	3,736	—	—	3,736	—

Supplier settlement	—	(2,350)	—	(2,350)	—
Consolidation of IAG manufacturing in Germany	—	—	2,371	—	7,232
Reductions in workforce	—	1,962	—	1,962	511
Consolidation of semiconductor manufacturing in Oregon	—	—	—	—	875
Accelerated stock vesting retirement plan adoption	—	—	9,852	—	9,852
Restructuring charges	472	(1,258)	716	(464)	1,373
Cost of (benefit from) Linear trial	(5,569)	—	—	(5,569)	4,428

Income before income taxes excluding certain charges and benefits	$38,737	$53,474	$102,587	$283,802	$328,929

Provision for income taxes—GAAP	$8,254	$4,038	$8,145	$42,470	$42,326
Income tax effect of non-GAAP adjustments	(279)	(1,081)	94	(1,239)	1,790

Provision for income taxes excluding certain charges and benefits	$7,975	$2,957	$8,239	$41,231	$44,116

Net income—GAAP	$38,506	$51,082	$81,503	$250,679	$262,332
Adjustment for:
IAG building sale	(6,662)	—	—	(6,662)	—
Merger related costs	3,736	—	—	3,736	—
Supplier settlement	—	(2,350)	—	(2,350)	—
Consolidation of IAG manufacturing in Germany	—	—	2,371	—	7,232
Reductions in workforce	—	1,962	—	1,962	511
Consolidation of semiconductor manufacturing in Oregon	—	—	—	—	875
Accelerated stock vesting retirement plan adoption	—	—	9,852	—	9,852
Restructuring charges	472	(1,258)	716	(464)	1,373
Cost of (benefit from) Linear trial	(5,569)	—	—	(5,569)	4,428
Income tax effect of non-GAAP adjustments	279	1,081	(94)	1,239	(1,790)

Net income excluding certain charges and benefits	$30,762	$50,517	$94,348	$242,571	$284,813

Net income per diluted share—GAAP	$0.56	$0.73	$0.89	$3.20	$2.79
Adjustment for certain charges and benefits	(0.11)	(0.01)	0.14	(0.10)	0.24

Net income per diluted share excluding certain charges and benefits	$0.45	$0.72	$1.03	$3.10	$3.03

(2)	The discussion of bookings and shipments and the presentation of gross profit, operating expenses, operating income, income before taxes, provision for income taxes, net income, and net income per diluted share, set forth in the table above, each excludes certain charges and benefits and are not in accordance with U.S. GAAP and may differ from non-GAAP methods of accounting and reporting used by other companies. The non-GAAP financial measures we provide have certain limitations because they do not reflect all of the costs associated with the operation of our business as determined in accordance with GAAP. The non-GAAP measures are in addition to, and not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. We endeavor to compensate for the limitations of these non-GAAP measures by providing GAAP financial statements, descriptions of the reconciling items, and a reconciliation of the non-GAAP measures to the most directly comparable GAAP measures so that investors can appropriately incorporate the non-GAAP measures and their limitations into their analyses.

Management uses certain non-GAAP measures to evaluate operating performance. We discuss these non-GAAP measures because we believe they provide additional insight into underlying operating results and prospects for the future, allowing investors to assess certain business trends in the same way that these trends are utilized by management in its financial and operational decision making. Shipments consist of products shipped to customers, without regard to net sales adjustments such as deferrals associated with customer acceptance. Bookings consist of current period orders less current period cancellations and other adjustments. We do not report bookings for systems with delivery dates more than 12 months from the latest balance sheet date. Shipments and bookings are used to forecast and plan future operations. Further, we believe the presentation of non-GAAP measures provides investors with additional insight into underlying operating results by excluding certain charges and benefits related to (i) the IAG building sale, (ii) merger related costs, (iii) supplier settlements, (iv) consolidation of IAG manufacturing in Germany, (v) reductions in workforce, (vi) consolidation of semiconductor manufacturing in Oregon, (vii) accelerated stock vesting retirement plan adoption, (viii) restructuring charges, and (ix) certain legal expenses and benefits. These certain charges and benefits may not be indicative of our ongoing operations or economic performance.

NOVELLUS SYSTEMS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)	December 31, 2011	December 31, 2010
	(Unaudited)	*
ASSETS
Current assets:
Cash and cash equivalents and short-term investments	$918,738	$671,251
Accounts receivable, net	188,422	256,731
Inventories	213,869	208,894
Deferred taxes and other current assets	88,110	65,525

Total current assets	1,409,139	1,202,401
Property and equipment, net	208,764	218,569
Non-current restricted cash and cash equivalents	123,150	121,226
Long-term investments	42,891	68,645
Goodwill	124,685	125,043
Intangible and other assets	28,006	96,513

Total assets	$1,936,635	$1,832,397

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$216,235	$261,318
Deferred profit	15,996	29,693

Total current liabilities	232,231	291,011
Senior convertible notes	272,172	—
Other long-term debt obligations	103,189	105,592
Long-term income taxes payable	66,425	61,381
Long-term deferred tax liabilities	123,088	3,815
Other liabilities	39,000	42,460

Total liabilities	836,105	504,259

Shareholders’ equity:
Common stock	1,293,811	1,206,887
Retained earnings (accumulated deficit) and accumulated other comprehensive income (loss)	(193,281)	121,251

Total shareholders’ equity	1,100,530	1,328,138

Total liabilities and shareholders’ equity	$1,936,635	$1,832,397

*	The December 31, 2011 condensed consolidated balance sheet was derived from our audited consolidated financial statements.

NOVELLUS SYSTEMS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Year Ended
	December 31, 2011	December 31, 2010
	(In thousands)
Cash flows from operating activities:
Net income	$250,679	$262,332
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	35,021	39,952
Deferred income taxes	26,306	(5,147)
Stock-based compensation	42,659	48,165
Excess tax benefit from stock-based compensation	(1,892)	(3,343)
Changes in operating assets and liabilities, net	9,580	(13,079)
Other	951	7,540

Net cash provided by operating activities	363,304	336,420

Cash flows from investing activities:
Net sales, maturities and purchases of investments	41,036	(54,455)
Capital expenditures	(25,501)	(19,908)
Proceeds from sale of property and equipment	6,742	—
Decrease (increase) in restricted cash and cash equivalents	(2,002)	6,602

Net cash provided by (used in) investing activities	20,275	(67,761)

Cash flows from financing activities:
Proceeds from employee stock compensation plans	197,700	106,194
Proceeds from senior convertible notes, net of issuance costs	684,250	—
Net proceeds from (repayments of) other debt obligations	(98)	(72)
Repurchases of common stock	(987,037)	(273,067)
Excess tax benefit from stock-based compensation	1,892	3,343

Net cash used in financing activities	(103,293)	(163,602)

Effects of exchange rate changes on cash and cash equivalents	(2,440)	(49)

Net increase in cash and cash equivalents	277,846	105,008
Cash and cash equivalents at the beginning of the period	247,055	142,047

Cash and cash equivalents at the end of the period	$524,901	$247,055